Exhibit 15.1

(b)(1): Title of securities issued. Series: Amandrea; Bella Chica; Big Mel; Country Whirl ’17 (Utalknboutpractice); Daddy’s Joy; De Mystique ’17 (Dancing Destroyer); Keertana 18; Kiana’s Love; Kichiro; Lazy Daisy; Major Implications; Martita Sangrita 17 (Carpe Vinum); Miss Puzzle; Night of Idiots; Nileist; Noble of Goddess; Palace Foal (Ocean Magic 18); Power Up Paynter; Shake It Up Baby; Squared Straight; Street Band; Sunny 18; Tizamagician; Two Trail Sioux 17 (Annihilate); Two Trail Sioux 17K; Vertical Threat